UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Silver Star Properties REIT, Inc.
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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September 29, 2025, Silver Star Properties REIT, Inc. (“Silver Star” or the “Company”) issued a News Release to shareholders entitled “Upholding Integrity and Fulfilling Duty to Disclose Process Irregularities.” The News Release details the Company’s commitment to a fair and transparent election process in compliance with SEC regulations, highlights a federal judge’s directive for integrity and adherence to Rule 14a-9, and underscores the Court’s warning that all parties must follow the “rules of the road” governing shareholder communications. The Company describes documented violations and voting irregularities arising from Allen Hartman’s proxy communications and outlines its efforts to protect shareholders, including notifying the Court, issuing corrective communications, and ensuring the integrity of the upcoming October 6, 2025 shareholder meeting. Please refer to the full News Release presented below and attached hereto as Exhibit 99.1, and the full Court Complaint and respective supporting 6 affidavits attached hereto as Exhibit 99.2.

Exhibit Index

Exhibit Number	Exhibit Description
99.1	News Release - Silver Star Properties REIT, Inc. dated September 29, 2025
99.2	COMPLAINT FOR INJUNCTIVE RELIEF

September 29, 2025

Upholding Integrity and Fulfilling Duty to Disclose Process Irregularities

Dear Fellow Shareholders,

Silver Star Properties REIT is committed to a fair and transparent election process, fully compliant with SEC regulations. Not only is this responsibility central to our mission and our fiduciary duty to each of you, but the law also requires we hold a fair election and that it provides accurate information, refutes inaccurate information and ensures a clean process.

A federal judge overseeing the dispute between Silver Star and Allen Hartman has cautioned both sides to uphold the rules, specifically calling for integrity and transparency. The judge also encouraged the reporting of any breaches—whether those are lies, misstatements, or manipulation. The Judge first considered Hartman’s misrepresentations and the fairness of the proxy fight in January 2024. At that point, the statements and conduct were just beginning and the Judge warned, when he denied a preliminary injunction at that time, that a reconsideration might be appropriate at a later time and with specific instances of breaking SEC Rule 14a-9 (“Rule”).

Since the Judge first considered the issues, Silver Star has identified and documented over 250 violations of the Rule in his communications and disclosures. In response, we have diligently pursued appropriate remedies, including issuing cease and desist letters, providing supporting evidence, and communicating the truth. Regrettably, Hartman has disregarded these efforts, refusing to abide by regulatory and legal standards.

Hartman has filed 58 Schedule 14-A letters to date and just about every week has held selective telephone conferences—inviting only certain shareholders and, to our knowledge, not filing the transcripts of these calls with the SEC.

Judge Hurson wrote and in no uncertain terms:

“Make no mistake, neither party should view the Court’s decision on this preliminary matter as somehow greenlighting the violation of federal securities law. To the contrary, the parties are now unquestionably aware of the ‘rules of the road’ governing shareholder communications and are reminded to strictly adhere to them as their disputes move forward.”

Acting on your behalf, Silver Star had no choice but to notify the Court with specific instances that Hartman doesn’t follow the “rules of the road” in his communications with shareholders and of the voting irregularities. Attempts were being made to take control of your company through such improper channels. This is a matter of defending sound corporate governance practices that you expect and deserve—and that we are legally bound to protect.

In this contest, we have done everything possible to follow the laws, and protect all shareholders by ensuring a fair, clean election. We have done that at great expense to our board, our management and our employees. Hartman is not the victim here, you are when he communicates false, misleading, inaccurate information that you rely on to make your decision. In addition, and most recently, as votes have been submitted, Silver Star has been notified of irregularities in the submission of the votes and calculation. Hartman is not following the “rules of the road” as the judge ordered.

For full transparency, we have attached the current lawsuit to this letter and to the website in the News section, so you can see the detailed actions and facts for yourself.

We look forward to discussing this matter and many others in greater depth at our upcoming meeting on October 6. If you have not registered or are still considering attending, we strongly encourage you to do so. Your participation is important and valued. https://web.viewproxy.com/silverstarreit/2025/register-virtual-meeting.

Vote today to secure the best possible outcome for your investment and for the company’s future. The time to act is now. Your wallet will thank you.

Thank you for your confidence and continued support.

Vote now: https://web.viewproxy.com/silverstarreit/2025 or for voting instructions, meeting details, and the latest shareholder updates, visit www.silverstarreit.com. If you’ve already voted the BLUE card, you can still change your vote. Simply vote the WHITE card today—it is the last vote that counts.

•If you would prefer to vote your proxy by phone:
◦Call 1-844-202-6616 for a live person, may have to wait in the queue, available Monday through Friday 9:00 am until 10:00 pm Eastern
OR
◦Call 1-866-804-9616 for an automated agent 24/7without waiting
▪Have your 11-digit code available

Voting questions? Call Alliance Advisors at 1-844-202-6616 or email SLVS@allianceadvisors.com.

Sincerely,

The Board of Directors
Silver Star Properties REIT

Media Contact:
📧  press@silverstarREIT.com
Investor Relations Contact:
📧  investorrelations@silverstarREIT.com
📞 877-734-8876

ADDITIONAL INFORMATION AND WHERE TO FIND IT
The Company has filed with the SEC a definitive proxy statement on Schedule 14A on May 29, 2025, containing relevant documents with respect to its solicitation of proxies for the Company’s 2025 Annual Meeting. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) FILED BY THE COMPANY AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT ANY SOLICITATION. In accordance with Section 14(a) of the Securities Exchange Act of 1934, as amended, and Rule 14a-6 promulgated thereunder, to the extent that any information contained in this Proxy Statement Supplement modifies, supersedes, or supplements the disclosures set forth in the Company’s definitive Proxy Statement filed with the Securities and Exchange Commission on May 29, 2025, such information shall be deemed to so modify, supersede, or supplement—and shall be incorporated by reference into—that Proxy Statement as of the date hereof. Investors and security holders may obtain copies of these documents and other documents filed with the SEC by the Company free of charge through the website maintained by the SEC at www.sec.gov. Copies of the documents filed by the Company are also available free of charge by accessing the Company website at www.silverstarreit.com.
Participants in the Solicitation
Silver Star and its directors and executive officers may be deemed to be participants in the solicitation of proxies with respect to the 2025 Annual Meeting. Information regarding Silver Star’s directors and executive officers is contained in the definitive proxy statement. As of June 20, 2025, the Silver Star Executive Committee and current directors, and executive officers beneficially owned approximately 3,517,313 shares, or 1.89%, of Silver Star common stock. Additional information regarding the interests of such participants is included in the definitive proxy statement and is available free of charge at the SEC’s website at www.sec.gov.

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Forward-Looking Statements: This message contains a number of forward-looking statements. Because such statements include a number of risks, uncertainties, and contingencies, actual results may differ materially from those expressed or implied by such forward-looking statements, and investors should not place undue reliance on any such statements. Forward-looking statements can often be identified by words such as “continues,” “can,” expect,” “intend,” “will,” “anticipate,” “estimate,” “may,” “plan,” “believe” and similar expressions, and variations or negatives of these words. These forward-looking statements include, but are not limited to, statements regarding the Company’s expectations its annual report on Form 10-K can be completed and publicly filed; the continuation of the examination of the current operations of Southern Star; the Company’s intent to consider various alternatives, including the possible sale of Southern Star, the sale of specific assets within individual DSTs and dissolution of the respective trusts, and/or the outsourcing of various aspects of Southern Star’s operations; the Company’s plan to update investors with respect to the status of Southern Star as appropriate; the Company’s expectations and beliefs regarding the Hartman litigation; the timing and ultimate resolution of the various litigation, fight for corporate control and other matters involving Hartman; the continued execution of the Company’s strategy of pivoting into the self-storage space; the Company’s continual evaluation of its legacy assets in order to maximize shareholder value; the Company’s policy to not dispose of any asset for less than its maximum determinable value and to maximize earnings and value; the implications to the Company of the assignment of an OTC trading symbol for its common stock; whether the Company may be subject to certain FINRA rules; any actions the Company may need to take to comply with any FINRA rules; the Company’s continual evaluation of various options to provide greater shareholder liquidity, including its intention to seek listing of its common stock on a securities exchange or admission to over-the-counter trading, a public offering, a listing of the common stock on an exchange or admission to OTC trading without a public offering, and merger and/or acquisition opportunities; the Company’s belief that further legal action could ensue to unwind the issuance of common shares under the Rights Plan if Hartman prevails in his efforts to set aside or invalidate the Rights Plan or to cause the dilutive issuance of additional common shares to Hartman, as well as any further action Hartman may take to prevent other Company shareholders from receiving benefits under the Rights Plan. None of the foregoing are guarantees or assurances of future outcomes or results and all are subject to numerous risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed in any forward-looking statement. A number of important factors could cause actual results to differ materially from the forward-looking statements contained in this material. Forward-looking statements in this press release speak only as of the date on which such statements were made, and the Company undertakes no obligation to update any such statements that may become untrue because of subsequent events. Such forward-looking statements are subject to the safe harbor protection for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.